EXHIBIT 4.1
                          THERMA FREEZE, INC.


       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
AUTHORIZED CAPITAL FORTY-MILLION (40,000,000) SHARES COMMON STOCK, $.001
   PAR VALUE AND 10 MILLION (10,000,000) SHARES OF PREFERRED STOCK
                  WITH $.001 PAR VALUE PER SHARE

NUMBER  [  ]                                     SHARES [  ]

                                             SEE REVERSE FOR
                                           CERTAIN DEFINITIONS

                                             CUSIP # 883429 10 2



This Certifies That [   ]

Is The Owner of     [   ]

FULLY PAID AND NON-ASSESSABLE SHARES OF CAPITAL STOCK OF

                             THERMA FREEZE, INC.
transferable on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provision of the Articles of Incorporation, to all of which the holder by acceptance hereby assents. This Certificate is not valid unless duly countersigned by the Transfer Agent.

In Witness Whereof, the said Corporation has caused this Certificate to be endorsed by the facsimile signature of its duly authorized officer and to be sealed with the facsimile seal of the Corporation.


Dated:


Seal

s/s Joseph E. Murray
------------------------
PRESIDENT and SECRETARY


Stock Transfer Agent:

Countersigned:

UNITED STOCK TRANSFER, INC., (303) 783-9055
3615 South Huron Street, Suite 104, Englewood, CO  80110

BY
  ---------------------------------------------------
   Transfer Agent & Registrar - Authorized Signature

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                       THERMA FREEZE, INC.
                   United Stock Transfer, Inc.
                   Transfer Fee:  As Required


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship
and not as tenants in common
UNIF GIFT MIN ACT - . . . . Custodian. . . .
                    (Cust)           (Minor)
under Uniform Gifts to Minors

Act of
        ------------------------
                (State)



Additional abbreviations may also be used though not in the above list.


For the value received _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE [       ]

---------------------------------------------------
Please print or type name and address of assignee


-------------------------- Shares
of the common stock represented by the within Certificate and do hereby irrevocably constitute and appoint

---------------------------

Attorney to transfer the said stock on the books of the within Corporation, with full power of substitution in the premises.

Dated ----------------   19  -------

       SIGNATURE GUARANTEED:          X
                                      --------------------------

                                      X
                                      --------------------------


THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERNATION
OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Bank, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

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